Exhibit 10.1

SOVRAN SELF STORAGE, INC.

2005 AWARD AND OPTION PLAN

As Amended and Restated Effective January 27, 2012

1.         PURPOSE

The purposes of this Plan are to advance the interests of the Company and its stockholders, by providing a long-term incentive compensation program that will be an incentive to the Key Employees of the Company and its Subsidiaries whose contributions are important to the continued success of the Company and its Subsidiaries, and by enhancing their ability to attract and retain in their employ highly qualified persons for the successful conduct of their businesses. This Plan has been amended and restated effective January 1, 2009 to include provisions intended to comply with final regulations promulgated under Internal Revenue Code (“Code”) Section 409A and shall be construed to the extent practicable so as to avoid causing any amounts payable to any Participant hereunder to be includable in the Participant’s gross income under Code Section 409A(a)(1) and further amended and restated effective January 27, 2012 to revise Paragraph 13 below.

2.         DEFINITIONS

    (a)         “Acceleration Date” means (i) in the event of a Change in Ownership, the date on which such change occurs, or (ii) with respect to a Participant who is eligible for treatment under Paragraph 20 hereof on account of the Participant’s Separation from Service following a Change in Control, the date on which such Separation from Service occurs.

    (b)         “Award Notice” means a written notice from the Company to a Participant that sets forth the terms and conditions of Stock Options or Restricted Stock awarded to the Participant under this Plan in addition to those established by this Plan and by the Committee’s exercise of its administrative powers.

    (c)         “Board” means the Board of Directors of the Company.

    (d)         “Cause” means (i) the willful and continued failure by a Key Employee to substantially perform his duties with his employer after written warnings specifically identifying the lack of substantial performance are delivered to him by his employer, or (ii) the willful engaging by a Key Employee in conduct which is materially and demonstrably injurious to the Company or a Subsidiary.

    (e)         “Change in Control” shall be deemed to have occurred at such time as

    (i) any “person” within the meaning of Section 14(d) of the Exchange Act, other than the Company, a Subsidiary, or any employee benefit plan or plans sponsored by the Company or any Subsidiary, is or has become the “beneficial owner”, as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of

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2005 AWARD AND OPTION PLAN

20% or more of the combined voting power of the outstanding securities of the Company ordinarily having the right to vote at the election of directors, or

    (ii) approval by the stockholders of the Company of (a) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of stock of the Company would be converted into cash, securities or other property, other than a consolidation or merger of the Company in which the common stockholders of the Company immediately prior to the consolidation or merger have substantially the same proportionate ownership of common stock of the surviving corporation immediately after the consolidation or merger as immediately before, or (b) any consolidation or merger in which the Company is the continuing or surviving corporation but in which the common stockholders of the Company immediately prior to the consolidation or merger do not hold at least a majority of the outstanding common stock of the continuing or surviving corporation (except where such holders of common stock hold at least a majority of the common stock of the corporation which owns all of the common stock of the Company), or (c) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company, or

    (iii) individuals who constitute the Board on May 18, 2005 (the “Incumbent Board”) have ceased for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to May 18, 2005 whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least three-quarters (3/4) of the directors comprising the Incumbent Board (either by specific vote or by approval of the proxy statement of the Company in which such person is named as nominee for director without objection to such nomination) shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board.

    (f)         “Change in Control Price” means, in respect of a Change in Control, the highest closing price per share paid for the purchase of Common Stock on the New York Stock Exchange (“NYSE”) or, if the Common Stock is not then listed on the NYSE, on the principal public trading market for the Common Stock during the ninety (90) day period ending on the date the Change in Control occurs, and in respect of a Change in Ownership, the highest closing price per share paid for the purchase of Common Stock on the NYSE or, if the Common Stock is not then listed on the NYSE, on the principal public trading market for the Common Stock during the ninety (90) day period ending on the date the Change in Ownership occurs.

    (g)         “Change in Ownership” means a change that results directly or indirectly in the Company’s Common Stock ceasing to be actively traded on a national securities exchange or the National Association of Securities Dealers Automated Quotation System.

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    (h)         “Code” means the Internal Revenue Code of 1986, as amended from time to time.

    (i)         “Committee” means the Compensation Committee of the Board, or such other committee designated by the Board, authorized to administer this Plan. The Committee shall consist of not less than three members, each of whom shall be “disinterested” as defined by Rule 16b-3 under the Exchange Act as amended from time to time.

    (j)         “Common Stock” means the common stock, $0.01 par value, of the Company.

    (k)         “Company” means Sovran Self Storage, Inc., a Maryland corporation, and with respect to the Company’s obligations under Paragraph 20, any successor thereto.

    (l)         “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

    (m)         “Fair Market Value” on any date means the average of the high and low sales prices of a share of Common Stock as reflected in the report of consolidated trading of NYSE-listed securities (or, if the Common Stock is not then listed on the NYSE, the principal public trading market for such shares) for that date (or if no shares of Common Stock were traded on the NYSE or such other principal public trading market on that date, the next preceding date that shares of Common Stock were so traded) published in the Midwest Edition of The Wall Street Journal; provided, however, that if no shares of Common Stock have been publicly traded for more than ten (10) days immediately preceding such date, then the Fair Market Value of a share of Common Stock shall be determined by the Committee in such manner as it may deem appropriate provided that such determination shall satisfy the requirements of Treas. Reg. §1.409A-1(b)(5) so as to ensure that any Stock Option granted hereunder is not subject to Code Section 409A.

    (n)         “Good Reason” means a good faith determination made by a Participant that there has been any:

    (i) material change by the Company of the Participant’s functions, duties or responsibilities which change would cause the Participant’s position with the Company to become of less dignity, responsibility, importance, prestige or scope, including, without limitation, the assignment to the Participant of duties and responsibilities inconsistent with his positions,

    (ii) assignment or reassignment by the Company of the Participant without the Participant’s consent, to another place of employment more than 50 miles from the Participant’s current place of employment, or

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(iii) reduction in the Participant’s total compensation in a materially greater proportionate amount than other Key Employees similarly situated;

provided in each case that the Participant shall specify the event relied upon for such determination by written notice to the Board at any time not later than three months after the first occurrence of such event and the Board shall not have remedied the matter within 30 days following delivery of such written notice to the Board.

    (o)         “Key Employee” means an officer or other key employee of the Company or a Subsidiary as determined by the Committee.

    (p)         “Participant” means any individual to whom Stock Options have been awarded by the Committee under this Plan.

    (q)         “Plan” means this Sovran Self Storage, Inc. 2005 Award and Option Plan.

    (r)         “Restricted Stock” means an award of shares of Company Common Stock subject to restrictions, pursuant to Paragraph 9 hereof.

    (s)         “Separation from Service” has the meaning provided at Regulation §1.409A-1(h).

    (t)         “Stock Option” means an option to purchase Company Common Stock that is awarded to a Participant in accordance with Paragraph 8 hereof.

    (u)         “Subsidiary” means a corporation or other business entity in which the Company directly or indirectly has an ownership interest of 50 percent or more.

3.         ADMINISTRATION

This Plan shall be administered by the Committee. The Committee shall have the authority to: (a) interpret this Plan; (b) establish such rules and regulations as it deems necessary for the proper administration of this Plan; (c) select Key Employees to receive Stock Options and Restricted Stock under this Plan; (d) determine and modify the form of Stock Options awarded under this Plan, whether non-qualified or incentive stock options, the number of Stock Options awarded to any Key Employee, and all the terms and conditions of Stock Options awarded under this Plan, including the time and conditions of exercise or vesting; (e) determine and modify the number of shares of Restricted Stock awarded to any Key Employee, and all the terms and conditions of Restricted Stock awarded under this Plan, including the applicable restrictions thereon and restriction period therefor; (f) grant waivers of Plan terms and conditions, provided that such waivers are not inconsistent with Section 16 of the Exchange Act and the rules promulgated thereunder; (g) accelerate the vesting of any Stock Option or lapse of restrictions on any shares of Restricted Stock when any such action would be in the best interests of the Company; and (h) take any and all other action it deems advisable

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for the proper administration of this Plan. All determinations of the Committee shall be made by a majority of its members, and its determinations shall be final, binding and conclusive. The Committee, in its discretion, may delegate its authority and duties under this Plan to the Chief Executive Officer or to other senior officers of the Company under such conditions as the Committee may establish; provided, however, that to the extent required by Section 16 and notwithstanding any other provision of this Plan or an Award Notice only the Committee may select and award Stock Options and Restricted Stock and render other decisions as to the timing, pricing and amount of Stock Options and Restricted Stock to Participants who are subject to Section 16 of the Exchange Act.

4.         ELIGIBILITY

Any Key Employee is eligible to become a Participant in this Plan.

5.         SHARES AVAILABLE

The maximum number of shares of Common Stock which shall be available for award of Stock Options (including incentive stock options) and Restricted Stock under this Plan during its term shall not exceed 1,500,000 and the maximum number of shares of Common Stock with respect to which Stock Options and Restricted Stock may be granted to any individual Key Employee during any calendar year shall not exceed 100,000; all subject to adjustment as provided in Paragraph 12. Any shares of Common Stock related to Stock Options or Restricted Stock which terminate by expiration, forfeiture, cancellation or otherwise without the issuance of such shares, are settled in cash in lieu of Common Stock, shall be available again for award under this Plan. Further, if and to the extent permitted in accordance with Paragraph 8(d), any shares of Common Stock are used by a Participant for the full or partial payment to the Company of the purchase price of shares of Common Stock upon exercise of a Stock Option, or for any withholding taxes due as a result of such exercise, such shares shall again be available for award under this Plan. The shares of Common Stock available for issuance under this Plan may be authorized and unissued shares or treasury shares.

6.         TERM

This Plan shall become effective as of May 18, 2005. No Stock Options shall be exercisable or payable and no restrictions on shares Restricted Stock shall lapse before approval of this Plan has been obtained from the Company’s stockholders. Stock Options and Restricted Stock shall not be awarded pursuant to this Plan after May 17, 2015.

7.        PARTICIPATION

The Committee shall select Participants, determine the type of awards (Stock Options or Restricted Stock) to be awarded, and establish in the related Award Notices the applicable terms and conditions of the Stock Options and Restricted Stock in

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addition to those set forth in this Plan and any administrative rules issued by the Committee.

8.         STOCK OPTIONS

    (a)         General.    Stock Options may be awarded to any Key Employee. These Stock Options may be incentive stock options within the meaning of Section 422 of the Code or non-qualified stock options (i.e., stock options which are not incentive stock options), or a combination of both. For the purpose of determining the exercise price of a Stock Option, the date of grant of a Stock Option will be the date on which the Committee completes the action necessary to award the option provided that notice of the option is given to the Key Employee within a reasonable time thereafter.

    (b)         Terms and Conditions of Stock Options.    A Stock Option shall be exercisable in whole or in such installments and at such times as may be determined by the Committee. The price at which Common Stock may be purchased upon exercise of a Stock Option (the “exercise price”) shall be established by the Committee, but such exercise price shall not be less than the Fair Market Value of the Common Stock on the date of grant of the Stock Option. An Award Notice evidencing a Stock Option may, in the discretion of the Committee, provide that a Participant who pays the option price of a Stock Option by an exchange of shares of Common Stock previously owned by the Participant shall automatically be issued a new stock option to purchase additional shares of Common Stock equal to the number of shares of Common Stock so exchanged. Such new stock option shall have an exercise price equal to the Fair Market Value of the Common Stock on the date such new stock option is issued, which shall be the date on which the shares of Common Stock used to pay the exercise price are delivered to the Company, and shall be subject to such other terms and conditions as the Committee deems appropriate.

    (c)         Restrictions Relating to Incentive Stock Options.    Stock Options awarded in the form of incentive stock options shall, in addition to being subject to all applicable terms and conditions established by the Committee, comply with Section 422 of the Code. Accordingly, the aggregate Fair Market Value (determined at the time the option was awarded) of the Common Stock with respect to which incentive stock options are exercisable for the first time by a Participant during any calendar year (under this Plan or any other plan of the Company or any of its Subsidiaries) shall not exceed $100,000 (or such other limit as may be required by the Code). Also, each incentive stock option shall expire not later than ten years from its date of award. The number of shares of Common Stock that shall be available for incentive stock options awarded under this Plan is 1,500,000.

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    (d)         Exercise of Stock Options

(1) A Stock Option may be exercised in whole or in part from time to time during the option period (or, if determined by the Committee, in specified installments during the option period) by giving written notice (or by such other methods of notice as the Committee designates) of exercise to the Company (or a representative designated by the Company for that purpose) specifying the number of shares to be purchased, such notice to be accompanied by payment in full of the purchase price and applicable Tax Withholding (as provided in Paragraph 13).

(2) Upon exercise, the exercise price of a Stock Option may be paid in cash, or, if permitted by the Committee, in its sole discretion, shares of Common Stock or a combination of cash and shares of Common Stock, or such other consideration as the Committee may deem appropriate. The Committee may establish appropriate methods for accepting Common Stock as consideration for the exercise of a Stock Option, and may impose such conditions as it deems appropriate on the use of such Common Stock to exercise a Stock Option. If the Committee, in its sole discretion, permits the use of shares of Common Stock as consideration for the exercise of a Stock Option, such shares shall be valued at Fair Market Value on the date of exercise.

(3) To the extent permitted by the Sarbanes-Oxley Act of 2002 and other applicable law, and provided that it will not cause a Stock Option to become subject to Code Section 409A, the Committee, in its sole discretion, may establish procedures whereby a Participant, to the extent permitted by and subject to the requirements of Rule16b-3 under the Exchange Act, Regulation T issued by the Board of Governors of the Federal Reserve System pursuant to the Exchange Act, federal income tax laws, and other federal, state and local tax and securities laws, can exercise a Stock Option or a portion thereof without making a direct payment of the option price to the Company. If the Committee so elects to establish such a cashless exercise program, the Committee shall determine, in its sole discretion and from time to time, such administrative procedures and policies as it deems appropriate. Such procedures and policies shall be binding on any Participant wishing to utilize the cashless exercise program.

9.         RESTRICTED STOCK

    (a)         General.     Shares of Restricted Stock may be awarded to any Key Employee and shall be awarded in such amounts and at such times during the term of this Plan as the Committee shall determine.

    (b)         Restrictions on Restricted Stock.     Restricted Stock shall be subject to such terms and conditions as the Committee deems appropriate including, but not by way of limitation, restrictions on transferability and continued employment. The Committee

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may modify or accelerate the delivery of shares of Restricted Stock under such circumstances as it deems appropriate.

    (c)        Rights as Stockholders.    During the period in which any shares of Restricted Stock are subject to the restrictions imposed under Paragraph 9(b) hereof, the Committee may, in its discretion, grant to the Participant to whom shares of Restricted Stock have been awarded all or any of the rights of a stockholder with respect to such shares, including, but not by way of limitation, the right to vote such shares and to receive dividends. Except as otherwise provided in this Plan, in the absence of any explicit action by the Committee, the Participant to whom shares of Restricted Stock have been awarded shall have the rights of a stockholder with respect to such shares of Restricted Stock.

    (d)        Evidence of Restricted Stock Award.    Any shares of Restricted Stock granted under this Plan may be evidenced in such manner as the Committee deems appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates.

10.         TERMINATION OF EMPLOYMENT

Subject to Paragraph 14, if a Participant’s employment with the Company or a Subsidiary terminates for a reason other than death, disability, retirement or an approved reason, all the Participant’s unexercised Stock Options and shares of Restricted Stock then subject to restrictions shall be canceled or forfeited as the case may be, unless the Participant’s Award Notice provides otherwise. The Committee shall have the authority to promulgate rules and regulations to (i) determine what events constitute disability, retirement, or termination for an approved reason for purposes of this Plan, and (ii) determine the treatment of a Participant under this Plan in the event of his death, disability, retirement, or termination for an approved reason.

11.        NONASSIGNABILITY

Except as otherwise provided by the Committee, in its sole discretion, in the Award Notice, no Stock Option or share of Restricted Stock (that remains subject to restriction) awarded under this Plan shall be subject in any manner to alienation, anticipation, sale, transfer (except by will or the laws of descent and distribution), assignment, pledge, or encumbrance and a Participant’s Stock Options shall be exercisable during the Participant’s lifetime only by him.

12.         ADJUSTMENT OF SHARES AVAILABLE

    (a)        Changes in Stock.     In the event of changes in the Common Stock by reason of a Common Stock dividend or stock split-up or combination, appropriate adjustment shall be made by the Committee in the aggregate number of shares available under this Plan, the number of shares with respect to which Stock Options and

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Restricted Stock may be granted to any individual Key Employee during any calendar year, and the number of shares subject to outstanding Stock Options and Restricted Stock, without, in the case of Stock Options, change in the aggregate purchase price to be paid there for. Such proper adjustment as maybe deemed equitable may be made by the Committee in its discretion to give effect to any other change affecting the Common Stock.

        (b)    Changes in Capitalization.    In case of a merger or consolidation of the Company with another corporation, a reorganization of the Company, a reclassification of the Common Stock of the Company, a spin-off of a significant asset, or other changes in the capitalization of the Company, appropriate provision shall be made for the protection and continuation of any outstanding Stock Options and shares of Restricted Stock by either (i) the substitution, on an equitable basis, of appropriate stock, stock options or other securities or other consideration, including cash, to which holders of Common Stock of the Company will be entitled pursuant to such transaction or succession of transactions, or (ii) by appropriate adjustment in the number of shares issuable pursuant to this Plan, the number of shares covered by outstanding Stock Options and Restricted Stock and the option price of outstanding Stock Options, as deemed appropriate by the Committee.

        (c)    Limitation of Committee Discretion.    Any adjustment of a Stock Option pursuant to this Paragraph 12 shall be done in such manner as shall not cause the Stock Option to become subject to Code Section 409A.

13.         TAX WITHHOLDING

        (a)    Payment by Participant.    Each Participant shall pay to the Company an amount sufficient to satisfy all Federal, state and local withholding tax requirements, no later than the date as of which the Company or any Subsidiary is required by law to withhold any Federal, state, or local taxes of any kind with respect to amounts includable in the Participant’s gross income for Federal income tax purposes with respect to any Stock Option or Restricted Stock awarded pursuant to this Plan. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

        (b)    Payment in Stock.    A Participant may elect to have the applicable statutory minimum Federal, state and local tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Common Stock to be issued pursuant to this Plan a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the applicable statutory minimum Federal, state and local withholding tax amount due, or (ii) transferring to the Company shares of Common Stock owned by the Participant with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the applicable statutory minimum Federal, state and local withholding tax amount due. For purposes of this Paragraph 13(b), in no event may the Participant require the Company to, and the

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Company shall not, withhold taxes in excess of any applicable statutory minimum amount. With respect to any Participant who is subject to Section 16 of the Exchange Act, the following additional restrictions shall apply:

(A)        the Company (1) shall have been subject to the reporting requirements of Paragraph 13(a) of the Exchange Act for at least a year prior to the election and shall have filed all reports and statements required to be filed pursuant to that Section for that year, and (2) shall have issued on a regular basis public releases of quarterly and annual summary statements of sales and earnings;

(B)        the election to satisfy tax withholding obligations relating to an award of Stock Options or Restricted Stock in the manner permitted by this Paragraph 13(b) shall be made either (1) during the period beginning on the third business day following the date of release of quarterly or annual summary statements of sales and earnings of the Company and ending one month prior to end the calendar quarter following such date, or (2) at least six months prior to the date as of which the receipt of such an award first becomes a taxable event for Federal income tax purposes;

(C)        such election shall be irrevocable;

(D)        such election shall be subject to the consent or disapproval of the Committee; and

(E)        the Common Stock withheld to satisfy tax withholding must pertain to an award of Stock Options or Restricted Stock which has been held by the Participant for at least six months from the date of grant of such award.

14.        NONCOMPETITION PROVISION

The Committee may provide in any Award Notice that the Participant shall forfeit all his unexercised Stock Options and shares of Restricted Stock if, (i) in the opinion of the Committee, the Participant, without the written consent of the Company, engages directly or indirectly in any manner or capacity as principal, agent, partner, officer, director, employee, owner, promoter, or otherwise, in any business or activity competitive with the business conducted by the Company or any Subsidiary; or (ii) the Participant performs any act or engages in any activity which in the opinion of the Committee is inimical to the best interests of the Company.

15.        DIVIDENDS

Except as otherwise provided in the Award Notice, a Participant who is granted shares of Restricted Stock shall be entitled to receive dividends paid on such shares of Restricted Stock at the times and in the amounts as apply to shareholders generally.

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The Committee may determine in its discretion that the Participant will not receive dividends on Restricted Stock, or will receive such dividends only if and when the restrictions on the Restricted Stock lapse, but any such determination must be set forth in the Award Notice.

16.        AMENDMENTS OF AWARDS

The Committee may at any time unilaterally amend the Award Notice for any unexercised Stock Option or any share of Restricted Stock then subject to restrictions to the extent it deems appropriate; provided, however, that any such amendment which is adverse to a Participant shall require the Participant’s consent.

17.        REGULATORY APPROVALS AND LISTINGS

Notwithstanding anything contained in this Plan to the contrary, the Company shall have no obligation to issue or deliver certificates of Common Stock upon the exercise of any Stock Option or award of Restricted Stock prior to (a) the obtaining of any approval from any governmental agency which the Company shall, in its sole discretion, determine to be necessary or advisable, (b) the admission of such shares to listing on the stock exchange on which the Common Stock may be listed, and (c) the completion of any registration or other qualification of said shares under any state or federal law or ruling of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable.

18.        NO RIGHT TO CONTINUED EMPLOYMENT OR AWARDS

Participation in this Plan shall not give any Key Employee any right to remain in the employ of the Company or any Subsidiary. The Company or, in the case of employment with a Subsidiary, the Subsidiary, reserves the right to terminate any Key Employee at any time. Further, the adoption of this Plan shall not be deemed to give any person any right to be selected as a Participant or to be awarded any Stock Options or shares of Restricted Stock.

19.        AMENDMENT

The Board may suspend or terminate this Plan at any time. In addition, the Board may, from time to time, amend this Plan in any manner, but may not without stockholder approval adopt any amendment which (a) would materially increase the benefits accruing to Participants under this Plan, (b) would materially increase the number of shares of Common Stock which may be issued under this Plan (except as specified in Paragraph 12), (c) would materially modify the requirements as to eligibility for participation in this Plan, or (d) is required to be approved by stockholders under the rules and regulations of the New York Stock Exchange or applicable laws.

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20.        CHANGE IN CONTROL AND CHANGE IN OWNERSHIP

    (a)        Background.    All Participants shall be eligible for the treatment afforded by this Paragraph 20 if there is a Change in Ownership or if the Participant has a Separation from Service within two years following a Change in Control as a result of an involuntary termination without Cause or a termination on account of Good Reason.

    (b)        Vesting and Lapse of Restrictions.    If a Participant is eligible for treatment under this Paragraph 20, (i) all of the terms and conditions in effect on any unexercised Stock Options and any restrictions on shares of Restricted Stock shall immediately lapse as of the Acceleration Date; (ii) no other terms or conditions shall be imposed upon any Stock Options or shares of Restricted Stock on or after such date, and in no event shall any Stock Option or share of Restricted Stock be forfeited on or after such date; (iii) all of his unexercised Stock Options and shares of Restricted Stock shall automatically become one hundred percent (100%) vested immediately upon such date; and (iv) all of his unexercised Stock Options and shares of Restricted Stock shall be valued and cashed out on the basis of the Change in Control Price.

    (c)        Payment.    If a Participant is eligible for treatment under this Paragraph 20, whether or not he is still employed by the Company or a Subsidiary, he shall be paid, in a single lump-sum cash payment, as soon as practicable but in no event later than 90 days after the Acceleration Date (or, if sooner, March 15 of the calendar year following the Acceleration Date), for all his outstanding Stock Options (including incentive stock options) and shares of Restricted Stock.

        (d)    Section 16 of Exchange Act.    Notwithstanding anything contained in this Paragraph 20 to the contrary, any Participant who on the Acceleration Date holds any Stock Options or shares of Restricted Stock that have not been outstanding for a period of at least six months from their date of award and who on the Acceleration Date is required to report under Section 16 of the Exchange Act shall not be paid for his Stock Options or Restricted Stock until the first day next following the end of such six-month period.

    (e)        Miscellaneous.    Upon a Change in Control or a Change in Ownership, (i) the provisions of Paragraphs 10, 14 and 16 hereof shall become null and void and of no force and effect insofar as they apply to a Participant who has been terminated under the conditions described in Paragraph 20(a) above; and (ii) no action, including, but not by way of limitation, the amendment, suspension or termination of this Plan, shall be taken which would affect the rights of any Participant or the operation of this Plan with respect to any Stock Option or share of Restricted Stock to which the Participant may have become entitled hereunder on or prior to the date of the Change in Control or Change in Ownership or to which he may become entitled as a result of such Change in Control or Change in Ownership.

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        (f)    Legal Fees.    The Company shall pay all legal fees and related expenses incurred by a Participant in seeking to obtain or enforce any payment, benefit or right he may be entitled to under this Plan after a Change in Control or Change in Ownership; provided, however, the Participant shall be required to repay any such amounts to the Company to the extent a court of competent jurisdiction issues a final and non-appealable order setting forth the determination that the position taken by the Participant was frivolous or advanced in bad faith.

21.        NO RIGHT, TITLE OR INTEREST IN COMPANY ASSETS

No Participant shall have any rights as a stockholder as a result of participation in this Plan until the date of issuance of a stock certificate in his name and, in the case of Restricted Stock, such rights are granted to the Participant under Paragraph 9(c) hereof. To the extent any person acquires a right to receive payments from the Company under this Plan, such rights shall be no greater than the rights of an unsecured creditor of the Company.

22.         GOVERNING LAW

This Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of New York.

23.        COMPLIANCE WITH SECTION 409A.

    (a)    Awards Intended To Be Excluded From Section 409A.    All Stock Options awarded hereunder are intended to be exempt from the application of Code Section 409A either because the option is an incentive stock option within the meaning of Code Section 422 or because the option is a non-qualified stock option awarded with an exercise price at least equal to Fair Market Value on the date of grant. The Restricted Stock Awards are issued in compliance with Code Section 83 and are thereby exempt from Code Section 409A. Any interpretations or administrative actions necessary to implement the Plan shall be made to the extent practicable to preserve such exemptions from Code Section 409A

    (b)    Non-excluded Awards Must Comply With Section 409A.    To the extent that the Committee determines that any Award granted hereunder is subject to Section 409A of the Code, the Award Instrument evidencing such Award shall incorporate the terms and conditions necessary to avoid taxes and interest under Section 409A(a)(1) of the Code. To the extent applicable, the Plan and Award Instruments shall be interpreted in accordance with Section 409A of the Code and final Treasury Regulations issued thereunder. Notwithstanding any provision of the Plan to the contrary, in the event that the Committee determines that any Award may be subject to Section 409A of the Code, the Committee may adopt such amendments to the Plan and the applicable Award Instrument or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any

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other actions, that the Committee determines are necessary or appropriate to (1) exempt the Stock Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Stock Award, or (2) comply with the requirements of Section 409A of the Code and Treasury Regulations thereunder so as to avoid taxes and interest under Section 409A(a)(1) of the Code.

(c)        Protection of the Company and Others.    Notwithstanding the foregoing provisions of this Paragraph 23, neither the Company, nor any officer or employee of the Company, nor any member of the Committee shall have any liability to any Participant on account of an Award hereunder being taxable under Code Section 409A regardless of whether such person could have taken action to prevent such result and failed to do so.